EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of The Wendy’s Company (the “Company”). Unless the context indicates otherwise, any reference in this report to the “Company,” “we,” “us,” and “our” refers to The Wendy’s Company. The unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect of the sale by the Company of certain assets used in the operation of 24 Wendy’s® restaurants in the Seattle, Washington area to SeaWend, Ltd. (“SeaWend”) for $14.0 million (subject to customary purchase price adjustments) plus initial franchise fees and development fees for the right to develop Wendy’s restaurants in the future in the Seattle, Washington area (the “SeaWend Disposition”).

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 reflects the pro forma effect as if the SeaWend Disposition had been consummated on that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2013 and the year ended December 30, 2012 include The Wendy’s Company’s historical statements of operations, adjusted to reflect the pro forma effect as if the SeaWend Disposition had been consummated on January 2, 2012 (the first day of our 2012 fiscal year). The historical consolidated financial statements referred to above for The Wendy’s Company were included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and Annual Report on Form 10-K for the year ended December 30, 2012. The accompanying unaudited pro forma condensed consolidated financial information and the historical consolidated financial information presented herein should be read in conjunction with the historical consolidated financial statements and notes thereto for The Wendy’s Company.

The unaudited pro forma condensed consolidated balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the sale, (b) are factually supportable and (c) with respect to the statement of operations, have a continuing impact on consolidated results. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the sale, including potential general and administrative cost savings. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results of operations that would have occurred if the SeaWend Disposition had occurred on January 2, 2012 nor is it necessarily indicative of our future operating results. The pro forma adjustments are subject to change and are based upon currently available information.

THE WENDY’S COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2013
(In Thousands)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$489,017	$(36)	(a)	$503,649
		14,668	(b)
Accounts and notes receivable	65,810	—		65,810
Inventories	11,715	(164)	(a)	11,551
Prepaid expenses and other current assets	51,468	—		51,468
Deferred income tax benefit	86,501	—		86,501
Advertising funds restricted assets	71,284	—		71,284
Total current assets	775,795	14,468		790,263
Properties	1,226,532	(4,461)	(a)	1,221,038
		(1,033)	(c)
Goodwill	872,883	(3,438)	(a)	869,445
Other intangible assets	1,300,585	3,721	(d)	1,304,306
Investments	107,445	—		107,445
Deferred costs and other assets	33,455	—		33,455
Total assets	$4,316,695	$9,257		$4,325,952

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$248,876	$—		$248,876
Accounts payable	86,646	—		86,646
Accrued expenses and other current liabilities	128,212	345	(e)	128,557
Advertising funds restricted liabilities	71,284	—		71,284
Total current liabilities	535,018	345		535,363
Long-term debt	1,222,285	—		1,222,285
Deferred income taxes	440,364	3,436	(f)	443,800
Other liabilities	155,226	(297)	(a)	158,206
		3,172	(d)
		105	(g)
Commitments and contingencies
The Wendy’s Company stockholders’ equity	1,966,133	2,496	(h)	1,968,629
Noncontrolling interests	(2,331)	—		(2,331)
Total liabilities and equity	$4,316,695	$9,257		$4,325,952

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

THE WENDY’S COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2013
(In Thousands Except Per Share Amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Sales	$1,101,871	$(20,216)	(a)	$1,081,655
Franchise revenues	152,355	2,497	(i)	154,852
	1,254,226	(17,719)		1,236,507
Costs and expenses:
Cost of sales	934,126	(16,531)	(a)	916,776
		(819)	(j)
General and administrative	140,105	(275)	(a)	139,830
Depreciation and amortization	90,516	(426)	(a)	90,047
		(43)	(c)
Facilities action charges, net	9,415	—		9,415
Other operating expense, net	610	819	(j)	1,452
		23	(d)
	1,174,772	(17,252)		1,157,520
Operating profit	79,454	(467)		78,987
Interest expense	(39,928)	—		(39,928)
Loss on early extinguishment of debt	(21,019)	—		(21,019)
Investment income and other (expense), net	(2,223)	—		(2,223)
Income before income taxes and nonconrolling interests	16,284	(467)		15,817
Provision for income taxes	(2,149)	175	(k)	(1,974)
Net income	14,135	(292)		13,843
Net loss attributable to noncontrolling interests	222	—		222
Net income attributable to The Wendy’s Company	$14,357	$(292)		$14,065

Basic net income per share attributable to The Wendy’s Company	$0.04			$0.04
Diluted net income per share attributable to The Wendy’s Company	$0.04			$0.04

Weighted average number of basic shares outstanding	392,836			392,836
Weighted average number of diluted shares outstanding	396,789			396,789

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

THE WENDY’S COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 30, 2012
(In Thousands Except Per Share Amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Sales	$2,198,323	$(39,439)	(a)	$2,158,884
Franchise revenues	306,919	4,899	(i)	311,818
	2,505,242	(34,540)		2,470,702
Costs and expenses:
Cost of sales	1,881,248	(32,123)	(a)	1,847,479
		(1,646)	(j)
General and administrative	287,808	(643)	(a)	287,165
Depreciation and amortization	146,976	(805)	(a)	146,086
		(85)	(c)
Impairment of long-lived assets	21,097	—		21,097
Facilities relocation costs and other transactions	41,031	—		41,031
Other operating expense, net	4,335	1,646	(j)	6,018
		37	(d)
	2,382,495	(33,619)		2,348,876
Operating profit	122,747	(921)		121,826
Interest expense	(98,604)	—		(98,604)
Loss on early extinguishment of debt	(75,076)	—		(75,076)
Other income, net and investment income, net	37,808	—		37,808
Loss before income taxes and noncontrolling interests	(13,125)	(921)		(14,046)
Benefit from income taxes	21,083	345	(k)	21,428
Income from continuing operations	7,958	(576)		7,382
Income attributable to noncontrolling interests	(2,384)	—		(2,384)
Income from continuing operations attributable to The Wendy’s Company	$5,574	$(576)		$4,998

Basic income from continuing operations per share attributable to The Wendy’s Company	$0.02			$0.01
Diluted income from continuing operations per share attributable to The Wendy’s Company	$0.02			$0.01

Weighted average number of basic shares outstanding	390,275			390,275
Weighted average number of diluted shares outstanding	392,140			392,140

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

THE WENDY’S COMPANY AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(In Thousands)

Description of Transaction and Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of The Wendy’s Company (“The Wendy’s Company” or the “Company”), which were included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and Annual Report on Form 10-K for the year ended December 30, 2012. Unless the context indicates otherwise, any reference in this report to the “Company,” “we,” “us,” and “our” refers to The Wendy’s Company together with its direct and indirect subsidiaries. The unaudited pro forma condensed consolidated statements of operations reflect the sale by the Company of certain assets related to the operations of 24 Wendy’s restaurants as if the sale had been consummated on January 2, 2012 (the first day of our 2012 fiscal year). The unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 reflect such sale as if it had been consummated on that date.

Pro Forma Adjustments

On October 7, 2013, Wendy’s completed the sale by the Company of certain assets used in the operation of 24 Wendy’s restaurants in the Seattle, Washington area to SeaWend pursuant to the terms of an Asset Purchase Agreement (the “Agreement”) dated as of October 1, 2013 for $14,040 (subject to customary purchase price adjustments) plus initial franchise fees. The Agreement also includes fees for the right to develop Wendy’s restaurants in the future in the Seattle, Washington area (“Development Fees”).

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations:

(a)	The elimination of assets and liabilities included in the SeaWend Disposition, estimated goodwill allocated to the restaurants being sold and historical revenues and expenses.

(b)	Reflects anticipated cash proceeds of the $14,040 sale price, $550 of initial franchise fees and $105 of Development Fees, as reduced by $(27) of net liabilities assumed.

(c)
Reflects the adjustment to fair value for buildings and leasehold improvements included in properties, as a result of the lease and/or sublease of such properties to SeaWend and the related pro forma effect on continuing depreciation and amortization.

(d)
Reflects favorable lease assets and unfavorable lease liabilities resulting from the lease and/or sublease of land, buildings and/or leasehold improvements to SeaWend and the related pro forma effect on continuing amortization.

(e)	Reflects the deferral of anticipated cash proceeds for the in process remodeling of one restaurant under our image activation program.

(f)
Income taxes related to the estimated pre-tax gain on sale, revenue recognized for the initial franchise fees and the adjustment to fair value of assets discussed above. Income taxes are based on the estimated statutory tax rate adjusted for the impact of non-deductible goodwill.

(g)	Reflects the deferral of anticipated cash proceeds for Development Fees which will be recognized in connection with the future development of Wendy’s restaurants by SeaWend.

(h)
The after-tax effect on stockholders’ equity attributable to The Wendy’s Company due to the SeaWend Disposition including: (1) $2,798 estimated gain on sale, (2) $344 revenue recognized for the initial franchise fees and (3) $(646) adjustment to fair value of assets.

(i)	Pro forma franchise royalty revenues and rental income as a result of the SeaWend Disposition.

(j)
Reclassification of continuing rental expense and net favorable and unfavorable lease amortization from cost of sales to other operating expense, net as a result of the related properties being subleased to SeaWend in connection with the SeaWend Disposition.

THE WENDY’S COMPANY AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(In Thousands)

(k)	The income tax effect resulting from the pro forma effect of the SeaWend Disposition based on the estimated statutory tax rate.